UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 23, 2012
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13820	16-1194043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders of Sovran Self Storage, Inc. (the "Company") was held on May 23, 2012.   Proxies were solicited pursuant to the Company’s proxy statement filed on April 11, 2012 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.  There was no solicitation in opposition to the Company’s solicitation.  As of the record date of March 26, 2012, there were 28,982,418 shares of the Company’s common stock issued and outstanding.  Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1.          The election of six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.  In accordance with the results below, each nominee as listed in the proxy statement was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Attea	24,877,693	385,909	2,402,100
Kenneth F. Myszka	24,919,193	344,409	2,402,100
Anthony P. Gammie	24,622,301	641,301	2,402,100
Charles E. Lannon	24,966,377	297,225	2,402,100
James R. Boldt	24,748,495	515,107	2,402,100
Stephen R. Rusmisel	25,135,976	127,626	2,402,100

Proposal 2.          The ratification of the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.  In accordance with the results below, the appointment of Ernst & Young LLP was ratified and approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,389,143	248,619	27,940	—

Proposal 3.          Proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers.  In accordance with the results below, the compensation was approved (on a non-binding basis).

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,338,666	823,620	101,316	2,402,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovran Self Storage, Inc.

Date: May 23, 2012	By	/s/ Andrew J. Gregoire
		Name:	Andrew J. Gregoire
		Title:	Chief Financial Officer